UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2006

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, Suite 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. - COMPLETION OF ACQUISITION OR DISPOSAL OF ASSETS.

On September 22, 2006, the Company consummated the sale of substantially all of its assets to Clarient, Inc in exchange for $3,000,000, consisting of approximately $2,800,000 in cash and assumption of approximately $200,000 of liabilities.

Item 7.01. - REGULATION FD DISCLOSURE.

On September 22, 2006, the Company issued a press release announcing that the Company’s stockholders, on September 20th, approved two proposals at its special meeting. The first proposal approved the sale of substantially all of the company’s assets to Clarient, Inc. The second proposal approved an amendment to the company’s Certificate of Incorporation to increase the authorized number of shares of common stock to 150,000,000. A copy of the press release dated September 22, 2006 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. On September 25, 2006, the Company issued a press release announcing the closing of the sale of substantially all of its assets to Clarient, Inc. A copy of the press release dated September 25, 2006 is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Press release dated September 22, 2006 announcing the results of the special stockholders meeting.
99.2	Press release dated September 25, 2006 announcing the closing of the asset sale to Clarient, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: September 25, 2006	By:	/s/ BARRY HALL
______________________ Barry Hall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 22, 2006 announcing the results of the special stockholders meeting.
99.2	Press release dated September 25, 2006 announcing the closing of the asset sale to Clarient, Inc.